Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-146254, and Form S-8 Nos. 333-64609, 333-94933 and 333-86818) of our report dated May 31, 2011, relating to the consolidated financial statements of Meade Instruments Corp., which report expresses an unqualified opinion, appearing in this Annual Report (Amendment No. 1 to Form 10-K) for the year ended February 28, 2011.

/s/ Moss Adams LLP
Irvine, California
March 2, 2012